As filed with the Securities and Exchange Commission on May 11, 2015

Registration No. 333-201222

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BARNES & NOBLE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-1196501 (I.R.S. Employer Identification Number)
122 Fifth Avenue, New York, NY (Address of Registrant’s Principal Executive Offices)	10011 (Zip Code)
(212) 633-3300 (Registrant’s Telephone Number, Including Area Code)

Bradley A. Feuer, Esq.
Vice President, General Counsel and Corporate Secretary
Barnes & Noble, Inc.
122 Fifth Avenue
New York, NY 10011
(510) 633-3300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Joseph D. Zavaglia, Esq.
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Telephone: (212) 474-1000
Facsimile: (212) 474-3700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer	☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

           DELAYING AMENDMENT UNDER RULE 473(a): The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or country where the offer or sale is not permitted.

Subject to Completion, Dated May 11, 2015
PROSPECTUS
3,340,217 Shares

BARNES & NOBLE, INC.

Common Stock

This prospectus relates solely to the resale of up to an aggregate of 3,340,217 shares of common stock of Barnes & Noble, Inc. by the selling stockholders identified in this prospectus. We are registering the offer and sale of the shares on behalf of the selling stockholders.

The selling stockholders may offer the shares from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” of this prospectus at fixed or privately negotiated prices. The prices at which the selling stockholders may sell the shares may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.

We will not receive any of the proceeds from the sale of these shares by the selling stockholders. We have agreed to pay all expenses relating to registering the securities, except the fees of outside counsel for the selling stockholders incurred in connection with any registration or offering of our common stock. The selling stockholders will pay any underwriting discounts, selling commissions and/or similar charges incurred for the sale of any shares.

Because all of the shares offered under this prospectus are being offered by the selling stockholders, we cannot currently determine the price or prices at which our shares may be sold under this prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BKS.” On May 8, 2015, the last reported sale price of our common stock on the NYSE was $22.61.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus and “Risk Factors” beginning on page 24 of our Annual Report on Form 10-K for the fiscal year ended May 3, 2014, which is incorporated by reference herein, as well as any other subsequently filed annual, quarterly or current reports.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement (the “Registration Statement”) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, the selling stockholders may offer and sell an aggregate of up to 3,340,217 shares of Barnes & Noble, Inc.’s common stock, from time to time, in one or more offerings, in any manner described below under the heading “Plan of Distribution,” subject to the limitations contained in the Registration Rights Agreements (as defined herein). In some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling shares of our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the Registration Statement, and all documents incorporated by reference herein, together with the additional information described below under the heading “Where You Can Find More Information; Incorporation of Certain Information by Reference” before you make any investment decision.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we, nor the selling stockholders, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, nor is it soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or in any documents incorporated by reference herein is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, the terms “Barnes & Noble,” “we,” “us,” “our” and “the Company” refer to Barnes & Noble, Inc. and its consolidated subsidiaries, unless otherwise stated or indicated by context.

THE COMPANY

Barnes & Noble, Inc., one of the nation’s largest booksellers, is a leading content, commerce and technology company providing customers easy and convenient access to trade books, textbooks, magazines, newspapers and other content across its multi-channel distribution platform. As of January 31, 2015, the Company operated over 1,365 bookstores in 50 states, including 717 bookstores on college campuses. The Company operates one of the Web’s largest eCommerce sites and develops digital reading products and operates one of the largest digital bookstores.

Barnes & Noble, Inc. was incorporated in Delaware in 1986. Our principal executive offices are located at 122 Fifth Avenue, New York, NY 10011, and our telephone number is (212) 633-3300. Our website can be accessed at www.barnesandnoble.com. Information contained on our website does not constitute part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access our SEC filings, including the Registration Statement of which this prospectus forms a part and the exhibits and schedules thereto. This information may also be accessed on the website we maintain at www.barnesandnoble.com. Information contained on our website does not constitute part of this prospectus.

We have filed with the SEC the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of our common stock offered by this prospectus. This prospectus, filed as part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the Registration Statement. This prospectus summarizes what we consider to be material provisions of certain documents. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of the initial Registration Statement and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Our Annual Report on Form 10-K for the fiscal year ended May 3, 2014, filed with the SEC on June 27, 2014;

(2)
Our Quarterly Reports on Form 10-Q for the quarterly periods ended August 2, 2014, November 1, 2014 and January 31, 2015, filed with the SEC on September 9, 2014, December 9, 2014 and March 10, 2015, respectively;

(3)
The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 28, 2014 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended May 3, 2014;

(4)
Our Current Reports on Form 8-K filed on June 5, 2014, June 27, 2014, July 28, 2014, September 18, 2014, December 4, 2014 (the first Form 8-K filed on that date), December 23, 2014, January 20, 2015 and February 17, 2015; and

(5)
The description of our common stock contained in Item I of the Company’s Registration Statement on Form 8-A, filed with the SEC on September 2, 1993, and any amendment or report filed with the SEC for the purpose of updating that description.

You may request and obtain a copy of these documents at no cost, by writing or telephoning the office of Barnes & Noble, Inc., 122 Fifth Avenue, New York, NY 10011, (212) 633-3300.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

RISK FACTORS

Investment in our common stock involves risks. You should carefully consider, among other factors, the matters described below, the risk factors incorporated by reference to Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended May 3, 2014, and in our other filings made hereafter from time to time with the SEC. Those risk factors and other information included or incorporated by reference herein should be carefully considered, in light of your particular investment objectives and financial circumstances, before deciding to invest in our common stock. If any of those risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks not known to us or that we believe are immaterial may also significantly impact our business, financial condition and results of operations and result in a loss of all or part of your investment.

Our stock price may be volatile or may decline regardless of our operating performance, and you may lose all or part of your investment.

The market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	market conditions, levels of discretionary consumer spending, consumer confidence or trends in the industry or in the economy as a whole;
•	seasonal fluctuations;
•	actions by competitors;
•	actual or anticipated growth rates relative to our competitors;
•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
•	economic, legal and regulatory factors unrelated to our performance;
•	any future guidance we may provide to the public, any changes in such guidance or any difference between our guidance and actual results;
•	changes in financial estimates or recommendations by any securities analysts who follow our common stock;
•	speculation by the press or investment community regarding our business;
•	litigation;
•	changes in key personnel; and
•	future sales of our common stock by our officers, directors and significant stockholders.

Future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

The market price of our common stock could decline significantly as a result of sales of a large number of shares of our common stock in the market. Such sales, or the perception that these sales might occur, could depress the market price of our common stock.  These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Pursuant to the Registration Rights Agreements (as defined herein), we have agreed to file with the SEC the Registration Statement of which this prospectus forms a part for an offering to be made on a delayed or continuous basis covering resales of the shares of our common stock held by the selling stockholders and registered for sale hereby. See “Plan of Distribution—Registration Rights Agreements.”

Pursuant to the Preferred Stock Investment Agreement (as defined herein), the holders of our Series J Preferred Stock have been granted certain customary registration rights with respect to sales of common stock issuable upon the conversion of shares of Series J Preferred Stock, upon compliance with the requirements of the Preferred Stock Investment Agreement.  If the holders of Series J Preferred Stock exercise their option to convert shares of Series J Preferred Stock into shares of common stock a substantial amount of our common stock would become available for sale in the public market. See “Description of Capital Stock—Preferred Stock.”

In the future, we may issue shares of our common stock in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others:

●	the effect of the proposed separation of Barnes & Noble Education, Inc. (including with respect to the timing of the completion thereof),

●	the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors,

●	possible disruptions in Barnes & Noble’s computer systems, telephone systems or supply chain,

●	possible risks associated with data privacy, information security and intellectual property,

●	possible work stoppages or increases in labor costs,

●	possible increases in shipping rates or interruptions in shipping service,

●	effects of competition,

●	possible risks that inventory in channels of distribution may be larger than able to be sold,

●
possible risks associated with changes in the strategic direction of the device business, including possible reduction in sales of content, accessories and other merchandise and other adverse financial impacts,

●	possible risk that component parts will be rendered obsolete or otherwise not be able to be effectively utilized in devices to be sold,

●	possible risk that financial and operational forecasts and projections are not achieved,

●	possible risk that returns from consumers or channels of distribution may be greater than estimated,

●	the risk that digital sales growth is less than expectations and the risk that it does not exceed the rate of investment spend,

●	higher-than-anticipated store closing or relocation costs,

●	higher interest rates,

●	the performance of Barnes & Noble’s online, digital and other initiatives,

●	the success of Barnes & Noble’s strategic investments,

●	unanticipated increases in merchandise, component or occupancy costs,

●	unanticipated adverse litigation results or effects,

●	product and component shortages,

●	risks associated with the commercial agreement with Samsung Electronics America, Inc. (“Samsung”),

●	the potential adverse impact on Barnes & Noble’s businesses resulting from Barnes & Noble’s prior reviews of strategic alternatives,

●
the risk that the transactions with Pearson plc (“Pearson”) and Samsung do not achieve the expected benefits for the parties or impose costs on Barnes & Noble in excess of what Barnes & Noble anticipates, including the risk that NOOK Digital's applications are not commercially successful or that the expected distribution of those applications is not achieved,

●
the risks associated with the international expansion previously undertaken, including any risks associated with a reduction of international operations following termination of the commercial agreement with Microsoft Corporation (“Microsoft”),

●	the risk that Barnes & Noble Education, Inc. is not able to perform its obligations under the Pearson commercial agreement and the consequences thereof,

●	the risk that Nook Digital is not able to perform its obligations under the Samsung commercial agreement and the consequences thereof,

●	the risks associated with the termination of the Microsoft commercial agreement, including potential customer losses,

●	the risk that Barnes & Noble Education, Inc. does not continue to grow, including the risk that its growth rate declines,

●
risks associated with the restatement contained in, the delayed filing of, and the material weakness in internal controls described in Barnes & Noble's Annual Report on Form 10-K for the fiscal year ended April 27, 2013,

●	the risks associated with the SEC investigation and associated risks,

●	risks associated with the ongoing efforts to rationalize the NOOK Digital business and the expected costs and benefits of such efforts and associated risks, and

●
other factors which may be outside of Barnes & Noble’s control, including those factors discussed in detail above under the heading “Risk Factors,” Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended May 3, 2014, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus, except as required by law.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. All proceeds from the sale of our common stock pursuant to this prospectus will be for the accounts of the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell any or all shares of our common stock set forth below pursuant to this prospectus. When we refer to “selling stockholders” in this prospectus, we mean each person listed in the table below and their permitted transferees under the Registration Rights Agreements (as defined herein).

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders for whom we are registering shares of our common stock for resale to the public and the number of shares that the selling stockholders may offer pursuant to this prospectus. The shares offered by the selling stockholders were issued pursuant to an exemption from the registration requirements of the Securities Act. We have filed with the SEC, under the Securities Act, the Registration Statement on Form S-3 with respect to the resale of the shares of our common stock from time to time by the selling stockholders, and this prospectus forms a part of the Registration Statement.

Assuming that the selling stockholders sell all the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares following the offering. We cannot advise as to whether the selling stockholders will in fact sell any or all of such shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. The percentages of shares owned set forth below are based on the number of shares of our common stock issued and outstanding as of May 1, 2015.

Selling Stockholder	Shares of Common Stock Owned Prior to the Offering		Maximum Number of Shares of Common Stock that may be Sold in the Offering	Shares of Common Stock Owned Following the Offering(1)
	Number	%		Number	%
Microsoft(2)	2,737,290	4.28	2,737,290	0	0
Pearson Education, Inc.(3)	602,927	0.94	602,927	0	0

(1)	Assuming that all shares of common stock that may be sold in the offering are sold.

(2)
Microsoft’s shares of common stock were acquired pursuant a Purchase Agreement dated as of December 3, 2014, among the Company, NOOK Media Inc. (“NMI”), Morrison Investment Holdings, Inc. (“Morrison”) and Microsoft, pursuant to which NMI purchased from the Morrison all of its convertible Series A preferred limited liability company interests in NOOK Media LLC in exchange for an aggregate purchase price equal to (a) $62,425,006.63 in cash and (b) the 2,737,290 shares of our common stock registered pursuant to the Registration Statement.  Morrison was an indirect wholly-owned subsidiary of Microsoft before its merger with and into Microsoft, which was effected on December 17, 2014.

(3)
Pearson Education, Inc.’s (“Pearson Education”) shares of common stock were acquired pursuant to a Purchase Agreement dated as of December 22, 2014, among the Company, NMI, NOOK Media Member Two LLC (“NOOK Member Two”), Pearson Education and Pearson Inc. pursuant to which (a) NMI purchased from Pearson Education 85,894.73684 of Pearson Education’s convertible Series B preferred limited liability company interests in Nook Media LLC (“Series B Preferred Interests”) and 90,415.51246 warrants to purchase Series B  Preferred Interests in exchange for an aggregate purchase price equal to (i) $13,200,008.25 in cash and (ii) 578,810 shares of our common stock registered pursuant to the Registration Statement and (b) NOOK Member Two purchased from Pearson Education 3,578.94737 Series B Preferred Interests and 3,767.31302 warrants to purchase Series B Preferred Interests in exchange for an aggregate purchase price equal to (i) $550,000.34 in cash and (ii) 24,117 shares of our common stock registered pursuant to the Registration Statement.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of 300,000,000 shares of common stock, par value $.001 per share (“common stock”), and 5,000,000 shares of preferred stock, par value $.001 per share (“preferred stock”), of which 300,000 shares of preferred stock have been designated by the Company’s board of directors (the “Board of Directors”) as Series I Preferred Stock and 204,000 shares of preferred stock have been designated by the Board as Series J Preferred Stock.

Common Stock

As of May 1, 2015, 64,029,414 shares of our common stock were issued and outstanding, which number includes 43,160 shares of unvested restricted stock that have voting rights and are held by members of the Board of Directors and the Company’s employees.  Each outstanding share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors.  There is no cumulative voting in the election of directors; consequently, the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election.  Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor.  Holders of common stock have no conversion, redemption or preemptive rights to subscribe to any securities of the Company.  All outstanding shares of common stock are fully paid and nonassessable.  In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of common stock will be entitled to share ratably in the assets of the Company remaining after provision for payment of liabilities to creditors.  The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock now existing and which the Company may issue in the future.

Preferred Stock

As of May 1, 2015, the Company had outstanding (i) 204,000 shares of Series J Preferred Stock (and as of May 1, 2015, such shares were convertible into no more than 12,000,000 shares of common stock) and (ii) zero shares of Series I Preferred Stock.

Series J Preferred Stock.  Holders of Series J Preferred Stock are entitled to receive cumulative cash dividends payable quarterly in arrears.  The Company is not permitted to pay dividends on the common stock of the Company unless all dividends on the Series J Preferred Stock have been paid in full.  Dividends on Series J Preferred Stock accrue daily at a per annum dividend rate of 7.75% of the liquidation preference of Series J Preferred Stock, which was initially $1,000 per share (as it may be adjusted from time to time pursuant to the terms of the Series J Preferred Stock, the “Liquidation Preference Amount”).  For so long as dividends on Series J Preferred Stock have not been paid in full, the dividend rate will be increased to 9.75% per annum.  The dividend rate is also subject to increase in certain other circumstances as described below.

Each share of Series J Preferred Stock is convertible, at the option of the holder, into a number of shares of common stock equal to the quotient of (i) the Liquidation Preference Amount plus any accrued but unpaid dividends thereon and (ii) $1,000, multiplied by the then-applicable conversion rate (as such term is defined in the Certificate of Designation for the Series J Preferred Stock).  The initial conversion rate of 58.8235 shares of common stock for each share of preferred stock, reflecting an initial conversion price of $17.00, is subject to customary anti-dilution adjustments.

On August 18, 2021, the Company will be obligated to redeem, out of funds legally available therefor, all then-outstanding shares of Series J Preferred Stock at a redemption price equal to the Liquidation Preference Amount, payable in cash.  If there is not a sufficient amount of funds legally available to redeem all then-outstanding shares of preferred stock on August 18, 2021, the dividend rate on any shares of preferred stock that remain outstanding will be increased by 2% per annum and will increase by an additional 2% per annum on each anniversary of such date until the Company redeems all outstanding shares of Series J Preferred Stock.

At any time after August 17, 2016, the Company is permitted to redeem, out of funds legally available therefor, all, but not less than all, of the outstanding shares of Series J Preferred Stock at a redemption price equal to the Liquidation Preference Amount, payable in cash.

At any time after August 18, 2013, if the closing price of the common stock exceeds 150% of the then-applicable conversion price of Series J Preferred Stock for 20 consecutive trading days, the Company is permitted to require all, but not less than all, of the holders of shares of Series J Preferred Stock to convert such shares into shares of common stock, at the then-applicable conversion rate.  Based on the initial conversion price of $17.00, the average price per share of common stock would need to exceed $25.50 for 20 consecutive trading days to be triggered (not accounting for any adjustments that may have been applied to the conversion rate).

In the event of a “change of control” (as such term is defined in the Certificate of Designation for the Series J Preferred Stock), each holder of shares of Series J Preferred Stock will have the right to require the Company to purchase, out of funds legally available therefor, any or all of its shares of Series J Preferred Stock at a purchase price per share, payable in cash, equal to 101% of the Liquidation Preference Amount plus accrued and unpaid dividends.

Holders of shares of Series J Preferred Stock are entitled to vote on all matters presented to the holders of common stock (as a single class with such holders), on an as-converted basis.

In the event the Company proposes to effect a “Distribution Transaction” (whereby a subsidiary of the Company ceases to be a subsidiary of the Company by reason of the distribution of such subsidiaries’ equity securities to holders of common stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction), the Company must provide each holder of Series J Preferred Stock with written notice describing such Distribution Transaction not more than 60 business days and not less than 20 business days prior to the effective date of such Distribution Transaction.  It is a condition to the right of the Company to complete a Distribution Transaction that the Company provide the holders of Series J Preferred Stock with notice of the pending Distribution Transaction and the opportunity to elect between (A) the anti-dilution adjustment and (B) the receipt of mirror preferred stock and exchange preferred stock, set forth in the Certificate of Designation for the Series J Preferred Stock.  If consummated, our previously announced separation of Barnes & Noble Education, Inc. would constitute a Distribution Transaction.

Pursuant to the terms of an Investment Agreement dated as of August 18, 2011 between the Company and Liberty GIC, Inc. (the “Preferred Stock Investment Agreement”), holders of Series J Preferred Stock, upon compliance with the terms thereof, have certain customary registration rights with respect to sales of common stock issuable upon conversion of the shares of Series J Preferred Stock.

Certain Certificate of Incorporation and By-law Provisions

The Company’s Certificate of Incorporation contains several provisions that may make the acquisition or control of the Company by means of a tender offer, open market purchases, proxy fight or otherwise more difficult.  The Company’s By-laws also contain provisions that could have an anti-takeover effect.

Classified Board of Directors.  The Certificate of Incorporation provides for the Board of Directors to be divided into three classes of directors serving staggered three-year terms.  The Company believes that a classified board of directors will help to assure the continuity and stability of the board and the Company’s business strategies and policies as determined by the Board of Directors.

The classified board provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, therefore discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders.  Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions.

Number of Directors.  The By-laws provide that the Board of Directors shall consist of not less than nine and not more than 12 members, as determined from time to time by resolution of the Board of Directors.

Special Meetings.  The Certificate of Incorporation and By-laws provide that special meetings of stockholders can only be called pursuant to a resolution adopted by a majority of the entire Board of Directors or by the Chairman of the Board.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors.  The By-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors (the “Nomination Procedure”) and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of the Company (the “Business Procedure”).

Under the Business Procedure, a stockholder seeking to have any business conducted at an annual meeting must give prior written notice, in proper form, to the Secretary of the Company.  The requirements as to the form and timing of that notice are specified in the By-laws.  If the Chairman of the Board or other officer presiding at a meeting determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of the Company.  The requirements as to the form and timing of that notice are specified in the By-laws.  If the Chairman of the Board determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director.

Although the By-laws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any other business desired by stockholders to be conducted at an annual or any other meeting, the By-laws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.

Preferred Stock.  As described above, the Board of Directors will be authorized to provide for the issuance of shares of preferred stock, in one or more series, and to fix by resolution of the Board of Directors and to the extent permitted by the Delaware General Corporation Law, the terms and conditions of each such series.  The Company believes that the availability of the preferred stock issuable in series will provide it with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise.  Although the Board of Directors has no present intention of doing so, it could issue a series of preferred stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt.

Certain Amendments.  The Certificate of Incorporation contains provisions requiring the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of any class or series of capital stock of the Company entitled to vote generally in the election of directors to amend certain provisions of the Certificate of Incorporation and By-laws, including the provisions relating to the election, quorum, term, removal and classification of directors, the indemnification of officers and directors, and the calling of special meetings.

Section 203 of the Delaware General Corporation Law.  Although the Certificate of Incorporation and By-laws contain provisions with the anti-takeover effects described above, the Company has, in its Certificate of Incorporation, expressly elected not to be governed by Section 203 of the Delaware General Corporation Law, which prohibits certain business combinations with certain stockholders for a period of three years after they acquire 15% or more of the outstanding voting stock of a corporation.

PLAN OF DISTRIBUTION

We are registering the shares covered by this prospectus to permit the selling stockholders to sell shares of our common stock directly to purchasers or through underwriters, broker-dealers or agents from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each selling stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchases of shares to be made directly or through agents.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of those shares may be underwriting discounts and commissions under the Securities Act.

The selling stockholders and any of their permitted transferees under the Registration Rights Agreements may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed, varying or privately negotiated prices. Subject to the limitations set forth in the Registration Rights Agreements, the selling stockholders may use any one or more of the following methods when selling the shares offered by this prospectus:

●	to or through underwriters or broker-dealers;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	underwriters or broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

In connection with these sales, the selling stockholders may enter into hedging transactions with underwriters, broker-dealers or other financial institutions that in turn may engage in short sales of shares of our common stock in the course of hedging the positions they assume.

With respect to a particular offering of the shares of common stock held by the selling stockholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific shares of common stock to be offered and sold;
●	the names of the selling stockholders;
●	the respective purchase prices and public offering prices and other material terms of the offering;
●	the names of any participating agents, broker-dealers or underwriters; and
●	any applicable commissions, discounts, concessions and other items constituting compensation from the selling stockholders.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares by the selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol “BKS.”

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of our common stock against certain liabilities, including liabilities arising under the Securities Act.

There can be no assurance that the selling stockholders will sell all or any of the common stock offered by this prospectus. Moreover, some of the common stock offered by this prospectus may be sold by the selling stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Registration Rights Agreements

On December 3, 2014, we entered into a Registration Rights Agreement (the “Microsoft Registration Rights Agreement”) with Morrison, pursuant to which Morrison became entitled to certain customary registration rights. On December 22, 2014, we entered into a Registration Rights Agreement (the “Pearson Registration Rights Agreement” and, together with the Microsoft Registration Rights Agreement, the “Registration Rights Agreements”) with Pearson Education pursuant to which Pearson Education became entitled to certain customary registration rights.

Under the Registration Rights Agreements, we have agreed to file with the SEC the Registration Statement of which this prospectus forms a part for an offering to be made on a delayed or continuous basis covering resales of the shares of our common stock held by the selling stockholders and registered for sale hereby. We will not receive any of the proceeds from the sale of these shares by the selling stockholders. We have agreed to pay all expenses relating to registering the shares, except the fees of outside counsel for the selling stockholders incurred in connection with the registration or offering of our common stock. The selling stockholders will pay any underwriting discounts, selling commissions or similar charges incurred for the sale of any shares.

The selling stockholders are entitled to an unlimited number offerings or sales of our common stock pursuant to the Registration Rights Agreements and this prospectus (each a “Shelf Take-Down”); provided, however, that each Registration Rights Agreement provides that with respect to the offerings and sales by the selling stockholders under such Registration Rights Agreement (a) such selling stockholders shall only be entitled to two Shelf Take-Downs in the form of underwritten offerings, (b) except as otherwise provided in clause (c) below, in any Shelf Take-Down not in the form of underwritten offering, such selling stockholders shall only be entitled to offer and sell on any day a number of such of our shares not in excess of the number of shares of our common stock constituting 20% of the reported trading volume of our common stock on such trading day and (c) in any Shelf Take-Down not in the form of an underwritten offering, such selling stockholders shall be entitled to sell such shares of our common stock in a privately negotiated block trade entered into outside of market trading hours to a single purchaser or a single group of affiliated purchasers, in each case, that to the knowledge of such selling stockholders are not purchasing with a present intention or view to promptly distribute such shares.

The selling stockholders have the right to transfer their rights, remedies, obligations and liabilities arising under the Registration Rights Agreements only to certain permitted transferees.

We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the selling stockholders may be required to make because of any of those liabilities.

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by reference to (a) the Microsoft Registration Rights Agreement, which is filed as Exhibit 10.4 to our Current Report on Form 8-K filed with the SEC on December 4, 2014, and incorporated herein by reference and (b) the Pearson Registration Rights Agreement, which is filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on December 23, 2014, and incorporated herein by reference.

LEGAL MATTERS

The validity of the common stock in respect of which this prospectus is being delivered will be passed on for us by Cravath, Swaine & Moore LLP.

EXPERTS

The consolidated financial statements of Barnes & Noble, Inc. appearing in Barnes & Noble, Inc.'s Annual Report (Form 10-K) for the year ended May 3, 2014 (including schedules appearing therein), and the effectiveness of Barnes & Noble, Inc.'s internal control over financial reporting as of May 3, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
With respect to the unaudited condensed consolidated interim financial information of Barnes & Noble, Inc. for the thirteen week periods ended August 2, 2014 and July 27, 2013, the thirteen and twenty-six week periods ended November 1, 2014 and October 26, 2013, and the thirteen and thirty-nine weeks ended January 31, 2015 and January 25, 2014 incorporated by reference in this Prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information.  However, their separate reports dated September 9, 2014, December 9, 2014, and March 10, 2015 included in Barnes & Noble, Inc.'s Quarterly Report on Form 10-Q for the quarters ended August 2, 2014, November 1, 2014, and January 31, 2015 respectively, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information.  Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied.  Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.
The consolidated financial statements and schedule of Barnes & Noble as of and for the fiscal year ended April 28, 2012 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
SEC registration fee	$8,799
Printing expenses	10,000
Legal fees and expenses	100,000
Accounting fees and expenses	75,000
Miscellaneous expenses	10,000
TOTAL	$203,799

Item 15.  Indemnification of Directors and Officers

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s By-laws provide for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (d) for any transaction from which the director derived an improper personal benefit. The Company’s Certificate of Incorporation provides for such limitation of liability.

The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The Registration Rights Agreements provide for indemnification of directors and officers of the Company by the selling stockholders against certain liabilities.

Any underwriting agreement which may be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated herein by reference to documents to be filed with the SEC under the Exchange Act may provide for indemnification by the underwriters of the registrant and its officers and directors and the selling stockholders, and by the registrant and the selling stockholders of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with any offering.

Item 16.  Exhibits and Financial Statement Schedules

See “Exhibit Index” immediately following the signature pages hereof, which is incorporated herein by reference.

Item 17.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of  the Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 11, 2015.

BARNES & NOBLE, INC.

By:	/s/ Bradley A. Feuer
	Name:	Bradley A. Feuer
	Title:	Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chairman of the Board	May 11, 2015
Leonard Riggio

*	Chief Executive Officer	May 11, 2015
Michael P. Huseby	(principal executive officer)

*	Chief Financial Officer	May 11, 2015
Allen W. Lindstrom	(principal financial officer)

*	Vice President and Corporate Controller	May 11, 2015
Peter M. Herpich	(principal accounting officer)

*	Director	May 11, 2015
John R. Ryan

Name	Title	Date

*	Director	May 11, 2015
George Campbell Jr.

*	Director	May 11, 2015
Mark D. Carleton

*	Director	May 11, 2015
Scott S. Cowen

*	Director	May 11, 2015
William Dillard II

*	Director	May 11, 2015
David G. Golden

*	Director	May 11, 2015
Patricia L. Higgins

*	Director	May 11, 2015
David A. Wilson

*By:	/s/ Bradley A. Feuer
Bradley A. Feuer
Attorney-in-Fact

*Executed by Bradley A. Feuer as attorney-in-fact pursuant to the power of attorney in the Registrant’s Form S-3 filed on December 23, 2014.

EXHIBIT INDEX

1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation of the Company, as amended. (1)
3.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company, dated June 17, 1998 and filed July 17, 1998. (2)
3.3	Amended and Restated By-laws of the Company. (3)
3.4	Amendment to Amended and Restated By-laws of the Company. (4)
4.1	Specimen Common Stock certificate. (1)
4.2	Registration Rights Agreement of Barnes & Noble, Inc. dated as of December 3, 2014, among Barnes & Noble, Inc. and the Shareholders party thereto. (5)
4.3	Registration Rights Agreement of Barnes & Noble, Inc. dated as of December 22, 2014, among Barnes & Noble and the Shareholders party thereto. (6)
5.1	Opinion of Cravath, Swaine & Moore LLP (7)
15.1	Acknowledgment of Ernst & Young LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of BDO USA, LLP

*  If any underwriting agreement is utilized, it will be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

(1)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-4 (Commission File No. 33-59778) filed with the SEC on March 22, 1993.

(2)	Previously filed as an exhibit to the Company’s Form 10-Q for the fiscal quarter ended August 1, 1998.

(3)	Previously filed as an exhibit to the Company’s Form 8-K filed with the SEC on April 14, 2008.

(4)	Previously filed as an exhibit to the Company’s Form 8-K filed with the SEC on October 1, 2009.

(5)	Previously filed as an exhibit to the Company’s Form 8-K filed with the SEC on December 4, 2014 (the first Form 8-K filed on that date).

(6)	Previously filed as an exhibit to the Company’s Form 8-K filed with the SEC on December 23, 2014.

(7)	Previously filed as an exhibit to the Company’s Form S-3 filed with the SEC on December 23, 2014.